UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Jounce Therapeutics, Inc. (the "Company") held its Annual Meeting of Stockholders on June 26, 2020. The following is a summary of the matters voted on at that meeting.
(a) The stockholders of the Company elected Perry Karsen, Richard Murray, Ph.D. and Cary Pfeffer, M.D. as Class III directors, each for a three-year term ending at the annual meeting of stockholders to be held in 2023 and until his successor has been duly elected and qualified. The results of the stockholders' vote with respect to the election of the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Perry Karsen	21,835,743	4,079,003	5,283,841
Richard Murray, Ph.D.	22,766,775	3,147,971	5,283,841
Cary Pfeffer, M.D.	21,770,855	4,143,891	5,283,841

(b) The stockholders of the Company ratified the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The results of the stockholders' vote with respect to such ratification were as follows:

For	Against	Abstain	Broker Non-Votes
31,090,449	66,457	41,681	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: June 29, 2020	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer